Exhibit 10.27

September 21, 2010

David W. Odell

2927 De la Vina Street

Santa Barbara, CA 93105T.

RE: Viral Genetics Latin America, LLC (the "VGLA")

Dear Sir:

Further to our discussions, and for good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, Viral Genetics, Inc., a Delaware corporation (the "Company") and you agree as follows:

1.	You represent and warrant that you are the owner of a membership interest of 1% of VGLA (the "LLC Interest"), and further that the LLC Interest is free of all encumbrances, liens, or claims and that you are free to sell, transfer, dispose and assign same.
2.	Upon execution hereof, the Company hereby agrees to purchase, and you agree to sell, transfer and assign to the Company, the LLC Interest in exchange for two million five hundred thousand (2,500,000) shares of common stock of the Company (the "Shares").
3.	You have requested and hereby instruct the Company to deliver the Shares as follows:
a.	1,050,000 Shares shall be registered to:

David W. Odell

2927 De la Vina Street

Santa Barbara, CA 93105

b.	1,250,000 Shares shall be registered to:

John P. Tynan

2927 De la Vina Street

Santa Barbara, CA 93105

c.	200,000 Shares shall be registered to:

Marcus Elliott

2927 De la Vina Street

Santa Barbara, CA 93105

4.	Upon execution by you, this is a binding legal agreement.

VIRAL GENETICS, INC.

/s/

Haig Keledjian, CEO and President

AGREED: T. DAVID W. ODELL

Authorized Signatory:	/s/

Name and Title:	________________________